EXHIBIT 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of China Artists Agency, Inc., a Nevada corporation (the "Company"), on Form 10-QSB for the period ending November 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Wong Shuk Han, Dorothy, Chief Financial Officer of the Company, certifies to the best of her knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:


         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to China Artists Agency, Inc., and will be retained by China Artists Agency, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.



/s/ Wong Shuk Han, Dorothy
--------------------------
Wong Shuk Han, Dorothy
Chief Executive Officer
February 28, 2005